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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    --------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              VarsityBooks.com Inc.
             (Exact Name Of Registrant as Specified in its Charter)

                Delaware                                    54-1876848
----------------------------------------        --------------------------------
(State of Incorporation or Organization)                 (I.R.S. Employer
                                                       Identification No.)

      2020 K Street, NW 6th Floor,
            Washington, D.C.                                  20006
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(Address of principal executive offices)                    (Zip code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. | |

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of Each Class              Name of Each Exchange on Which
   to be so Registered              Each Class is to be Registered
-------------------------          --------------------------------
          None                                 None
-------------------------          --------------------------------




Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.0001 per share
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                                (Title of class)
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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         Information concerning the Common Stock (the "Common Stock") of VarsityBooks.com Inc. (the "Company"), to be registered hereunder shall be deemed incorporated by reference to the sections entitled "Description of Capital Stock" in the Registration Statement on Form S-1 (File No. 333-89049), dated October 14, 1999, filed by the Company under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 2.           EXHIBITS

EXHIBIT
  NO.             DESCRIPTION
-------           --------------------------------------------------------------
3.2               Form of Amended and Restated Certificate of Incorporation of
                  the Registrant, to be effective after the closing of the
                  offering made pursuant to the Company's Registration Statement on Form S-1/A (incorporated by reference hereto to Exhibit 3.2 to the Company's Registration Statement on Form S-1/A, File
                  No. 333-89049).

3.4 Form of Amended and Restated Bylaws of the Registrant, to be effective after the closing of the offering made pursuant to the Company's Registration Statement on Form S-1/A
                  (incorporated by reference to Exhibit 3.4 to the Company's
                  Registration Statement on Form S-1/A, File No. 333-89049).

4.1               Specimen Certificate of the Registrant's Common Stock
                  (incorporated by reference to Exhibit 4.1 of the Company's
                  Registration Statement on Form S-1/A, File No. 333-89049).

4.2               Fourth Amended and Restated Investor Rights Agreement
                  (incorporated by reference hereto to Exhibit 4.2 to the Company's Registration Statement on Form S-1/A, File No.
                  333-89049).

4.3               Registration Rights Agreement with Campus Pipeline dated as of
                  April 27, 1999 (incorporated by reference hereto to Exhibit
                  4.3 to the Company's Registration Statement on Form S-1/A,
                  File No. 333-89049).

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                               VARSITYBOOKS.COM INC.

                                               By: /s/ Eric J. Kuhn
                                                   -----------------------------
                                               Name:   Eric J. Kuhn
                                               Title:  Chief Executive Officer

Dated:  January 18, 2000